Exhibit 99.1

PRESS RELEASE

NUVASIVE ANNOUNCES THIRD QUARTER 2013 FINANCIAL RESULTS

•	Third quarter 2013 revenue of $169.2 million; up 14.0% from third quarter 2012

•	Non-GAAP operating margin of 15.4%

•	GAAP net income of $7.5 million, or $0.16 per share

•	Non-GAAP net income of $18.3 million, or $0.39 per share

•	Increases 2013 guidance for revenue, non-GAAP operating margin, and non-GAAP earnings per share

SAN DIEGO, October 29, 2013 - NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, announced today financial results for the quarter ended September 30, 2013.

NuVasive reported third quarter 2013 revenue of $169.2 million, a 14.0% increase over the $148.4 million for the third quarter 2012.

Gross profit for the third quarter 2013 was $125.9 million and gross margin was 74.4%, compared to a gross profit of $110.6 million and a gross margin of 74.6% for the third quarter 2012.

Total operating expenses for the third quarter 2013 were $114.3 million compared to $98.1 million for the third quarter 2012. The higher operating expenses in the third quarter 2013 resulted primarily from additional costs associated with international infrastructure expansion and higher revenue.

On a GAAP basis, the Company reported net income of $7.5 million, or $0.16 per share, for the third quarter 2013.

On a Non-GAAP basis, the Company reported net income of $18.3 million, or $0.39 per share, for the third quarter 2013. The Non-GAAP earnings per share calculations for the third quarter exclude: (i) non-cash stock-based compensation of $8.5 million; (ii) certain intellectual property litigation expenses of $1.1 million; (iii) amortization of intangible assets of $5.0 million; (iv) acquisition related items of $17 thousand; and (v) non-cash interest expense on convertible notes of $3.4 million.

Cash, cash equivalents and short and long-term marketable securities were $303 million at September 30, 2013.

Alex Lukianov, Chairman and Chief Executive Officer, said, “The execution of our market share taking strategy has been outstanding through the first three quarters of 2013, and we are pleased to be increasing full year revenue and non-GAAP operating margin guidance to reflect solid outperformance. We are building on the momentum established at Eurospine and at NASS to close this year well and kick off 2014 with continued strategic execution!”

2013 Full Year Financial Guidance:

•	Revenue of approximately $670 million, up from prior guidance of $655 million

•	GAAP earnings per share of approximately $0.07, up from prior guidance of a loss per share of ($0.09)

•	Non-GAAP EPS of approximately $1.14, up from prior guidance of $1.00

•	Non-GAAP Operating Margin of approximately 14.5%, up from prior guidance of 14%

•	GAAP effective tax expense rate of approximately 40%, compared to a tax benefit rate of approximately 30% previously

Reconciliation of Full Year EPS Guidance

	2013 Guidance
	Prior [1]	Revised [2]
GAAP (loss) earnings per share guidance	$(0.09)	$0.07
Impact of change from basic to diluted share count	$0.00	$0.00

GAAP (loss) earnings per share, adjusted to diluted share count	$(0.09)	$0.07
Non-cash stock based compensation	$0.45	$0.44
Certain intellectual property litigation expenses	$0.06	$0.06
Amortization of intangible assets	$0.27	$0.26
Acquisition related items [3]	$0.03	$0.03
Non-cash interest expense on convertible notes	$0.18	$0.18
Out-of-period royalty expense charge	$0.10	$0.10

Non-GAAP earnings per share guidance	$1.00	$1.14

Weighted shares outstanding - basic	45,500	44,500

Weighted shares outstanding - diluted	46,500	46,500

[1]	Effective tax benefit rate of ~30% applied to GAAP earnings and ~40% expense rate applied to Non-GAAP adjustments
[2]	Effective tax expense rate of ~40% applied to GAAP earnings and ~40% expense rate applied to Non-GAAP adjustments
[3]	Acquisition related items include expenses associated with prior M&A activity and as incurred

Reconciliation of Non-GAAP Operating Margin %

	2012 Actuals	2013 Guidance
		Prior	Revised
Non-GAAP Gross Margin % [A]	75.3%	~75.0%	~75.0%
Out-of-period royalty expense charge	—	~(1.2%)	~(1.2%)

GAAP Gross Margin [B]	75.3%	~73.8%	~73.8%
Non-GAAP Operating Expenses [C]	60.8%	~61.0%	~60.5%
Non-cash stock-based compensation	4.2%	~5.5%	~5.0%
Certain intellectual property litigation expenses	0.4%	~1.0%	~1.0%
Amortization of intangible assets	2.0%	~3.0%	~3.0%
Intangible asset and goodwill impairment charge	1.5%	-	-
Acquisition related items*	0.3%	~0.3%	~0.3%

GAAP Operating Expenses [D]	69.3%	~70.8%	~69.8%
Non-GAAP Operating Margin % [A-C]	14.5%	~14.0%	~14.5%
GAAP Operating Margin % [B-D]	6.0%	~3.0%	~4.0%

*	Acquisition related items include expenses associated with prior M&A activity and as incurred

Reconciliation of Non-GAAP Information

Management uses certain Non-GAAP financial measures such as Non-GAAP earnings per share, which exclude non-cash stock-based compensation, certain intellectual property litigation expenses, amortization of intangible assets, intangible asset and goodwill impairment charges, acquisition related items, non-cash interest expense on convertible notes, and an out-of-period royalty expense charge. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Third Quarter 2013 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net income		$7,511	$0.16
Non-cash stock-based compensation	$8,454	5,073	$0.11
Certain intellectual property litigation expenses	1,074	644	$0.01
Amortization of intangible assets	4,974	2,985	$0.06
Acquisition related items	17	10	$—
Non-cash interest expense on convertible notes	3,444	2,066	$0.04

Non-GAAP earnings		$18,289	$0.39

Weighted shares outstanding - diluted			47,220

Reconciliation of Year To Date 2013 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	Earnings Per Share
GAAP net income		$1,893	$0.04
Non-cash stock-based compensation	$24,002	14,401	$0.31
Certain intellectual property litigation expenses	3,963	2,378	$0.05
Amortization of intangible assets	14,263	8,558	$0.18
Acquisition related items	2,534	1,520	$0.03
Non-cash interest expense on convertible notes	10,148	6,089	$0.13
Out-of-period royalty expense charge	7,901	4,741	$0.10

Non-GAAP earnings		$39,580	$0.85

Weighted shares outstanding - diluted			46,387

Conference Call

NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com through November 28, 2013. In addition, a telephone replay of the call will be available until November 12, 2013. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number: 419918.

About NuVasive

NuVasive is an innovative global medical device company that is changing spine surgery with minimally disruptive surgical products and procedurally integrated solutions for the spine. The Company is the 4th largest player in the $8.2 billion global spine market.

NuVasive offers a comprehensive spine portfolio of over 80 unique products developed to improve spine surgery and patient outcomes. The Company’s principal procedural solution is its Maximum Access Surgery, or MAS® platform for lateral spine fusion. MAS provides safe, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

Having pioneered the lateral approach to spine fusion, NuVasive continues to be at the forefront of the spine industry’s shift toward less invasive solutions. The Company’s dedication to innovation continues to spawn game changing technology such as the PCM® motion preserving disc for the cervical spine, XLIF® Corpectomy for tumor and trauma, and Armada®, which treats adult degenerative scoliosis in a less invasive fashion. The Company has also developed procedural solutions that completely redefine and improve upon traditional procedures like TLIF, PLIF, Posterior Fixation, and ALIF. NuVasive’s solutions are increasingly being adopted internationally, as the Company lays the groundwork to continue growing as a global business and to offer industry-leading, Absolutely Responsive customer service to surgeons world-wide. NuVasive is focused on becoming a $1 Billion Start-UpTM; taking market share by maintaining a commitment to Superior Clinical Outcomes, Speed of Innovation®, and Absolute Responsiveness®.

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:	Media Contact:
Tina Jacobsen	Nicole Collins
NuVasive, Inc.	NuVasive, Inc.
858-320-5215	858-909-1907
investorrelations@nuvasive.com	media@nuvasive.com

NuVasive, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$169,156	$148,391	$494,358	$454,501
Cost of goods sold (excluding amortization of purchased technology)	43,291	37,746	131,131	111,213

Gross profit	125,865	110,645	363,227	343,288
Operating expenses:
Sales, marketing and administrative	102,085	87,410	306,243	274,703
Research and development	7,248	7,575	24,654	26,898
Amortization of intangible assets	4,974	3,081	14,263	8,830

Total operating expenses	114,307	98,066	345,160	310,431
Interest and other expense, net:
Interest income	157	249	560	661
Interest expense	(6,712)	(6,885)	(20,396)	(20,682)
Other income, net	3,137	260	2,937	146

Total interest and other expense, net	(3,418)	(6,376)	(16,899)	(19,875)

Income before income taxes	8,140	6,203	1,168	12,982
Income tax expense	860	4,064	20	7,764

Consolidated net income	$7,280	$2,139	$1,148	$5,218

Net loss attributable to noncontrolling interests	$(231)	$(215)	$(745)	$(672)

Net income attributable to NuVasive, Inc.	$7,511	$2,354	$1,893	$5,890

Net income per share attributable to NuVasive, Inc.:
Basic	$0.17	$0.05	$0.04	$0.14

Diluted	$0.16	$0.05	$0.04	$0.13

Weighted average shares outstanding:
Basic	44,572	43,488	44,339	43,227

Diluted	47,220	44,735	46,387	44,151

Stock-based compensation is included in expenses in the following categories:
Sales, marketing and administrative	$7,965	$4,844	$22,667	$18,723
Research and development	448	567	1,239	1,624
Cost of goods sold	41	23	96	53

	$8,454	$5,434	$24,002	$20,400

NuVasive, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$100,616	$123,299
Short-term marketable securities	109,214	138,405
Accounts receivable, net	96,208	88,958
Inventory	140,709	126,335
Deferred tax assets, current	31,136	28,236
Prepaid expenses and other current assets	10,100	8,516

Total current assets	487,983	513,749
Property and equipment, net	130,796	125,123
Long-term marketable securities	92,999	84,412
Intangible assets, net	93,037	101,362
Goodwill	154,913	154,106
Deferred tax assets	39,719	40,575
Restricted cash and investments	119,168	118,995
Other assets	21,624	25,463

Total assets	$1,140,239	$1,163,785

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$81,820	$62,048
Accrued payroll and related expenses	26,117	27,916
Senior Convertible Notes, current	—	74,311

Total current liabilities	107,937	164,275
Senior Convertible Notes	342,552	332,404
Deferred tax liabilities	3,143	3,129
Litigation liability	93,700	101,200
Other long-term liabilities	14,789	15,199
Commitments and contingencies
Noncontrolling interests	—	10,003
Stockholders’ equity:
Preferred stock	—	—
Common stock	45	44
Additional paid-in capital	746,518	714,865
Accumulated other comprehensive (loss) income	(1,476)	786
Accumulated deficit	(176,227)	(178,120)

Total NuVasive, Inc. stockholders’ equity	568,860	537,575
Noncontrolling interests	9,258	—

Total equity	578,118	537,575

Total liabilities and equity	$1,140,239	$1,163,785

NuVasive, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2013	2012
Operating activities:
Consolidated net income	$1,148	$5,218
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,289	38,237
Amortization of debt discount	10,148	9,435
Amortization of debt issuance costs	1,265	1,386
Stock-based compensation	24,002	20,400
Allowance for doubtful accounts and sales return reserves	665	816
Allowance for excess and obsolete inventory, net of write-offs	1,984	2,000
Other non-cash adjustments	3,881	5,002
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(8,253)	8,421
Inventory	(16,749)	(14,222)
Prepaid expenses and other current assets	(2,838)	13,582
Accounts payable and accrued liabilities	10,415	9,480
Accrued payroll and related expenses	(1,824)	(269)

Net cash provided by operating activities	70,133	99,486
Investing activities:
Cash paid for business and asset acquisitions	(8,019)	(9,838)
Purchases of property and equipment	(38,018)	(35,706)
Purchases of marketable securities	(164,338)	(192,759)
Sales of marketable securities	183,756	193,035
Purchases of restricted investments	—	(113,331)

Net cash used in investing activities	(26,619)	(158,599)
Financing activities:
Principal payment of 2013 Senior Convertible Notes	(74,311)	—
Tax benefits related to stock-based compensation awards	5,247	—
Proceeds from the issuance of common stock	3,492	3,183
Other assets	(72)	132

Net cash (used in) provided by financing activities	(65,644)	3,315
Effect of exchange rate changes on cash	(553)	37

Decrease in cash and cash equivalents	(22,683)	(55,761)
Cash and cash equivalents at beginning of period	123,299	163,492

Cash and cash equivalents at end of period	$100,616	$107,731